Exhibit 15.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form F-3 Nos. 333-238731, 333-269087 and 333-292640) of CollPlant Biotechnologies Ltd., and

(2)	Registration Statements (Form S-8 Nos. 333-229163, 333-248479, 333-263842 and 333-271320) pertaining to the Share Ownership and Option Plan (2010) of CollPlant Biotechnologies Ltd., and

(3)	Registration Statement (Form S-8 No. 333-279791) pertaining to the 2024 Share Award Plan of CollPlant Biotechnologies Ltd.

of our report dated March 26, 2026, with respect to the consolidated financial statements of CollPlant Biotechnologies Ltd. included in this Annual Report (Form 20-F) of CollPlant Biotechnologies Ltd. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel
March 26, 2026